UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2024, Interactive Strength Inc. (the "Company") entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Offering”) an aggregate of 5,861,820 (the “Shares”) of common stock, par value $0.0001, of the Company (the “Common Stock”), at an offering price of $0.176 per Share.

Pursuant to the Purchase Agreement, in a concurrent private placement (together with the Registered Offering, the “Offering”), the Company has also agreed to issue to the Investors unregistered warrants (the “Warrants”) to purchase up to an aggregate of 5,861,820 shares of Common Stock (the “Warrant Shares”), which represent 100% of the shares of Common Stock to be issued and sold in the Registered Offering. The Warrants will have an exercise price of $0.176 per share, are exercisable following the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the Warrant Shares and will expire five and one-half years from the Stockholder Approval Date.

The Company estimates the net proceeds from the offering will be approximately $750,000, after deducting the placement agent fees and the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in the concurrent private placement. The Company currently intend to use the net proceeds from this offering for general corporate purposes and working capital requirements, which may include, among other things, debt repayments and capital expenditures. The Offering is expected to close on or about May 22, 2024, subject to satisfaction of customary closing conditions.

On May 8, 2024, the Company entered into an engagement agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Offering. Pursuant to the Engagement Letter, the Company has agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in the Offering and a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to pay the Placement Agent $30,000 for non-accountable expenses and $15,950 for clearing fees.

The Company has agreed to issue the Placement Agent or its designees as compensation in connection with the Offering, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 426,137 shares (the “Placement Agent Warrant Shares”) of Common Stock (equal to 7.5% of the aggregate number of Shares sold in the Registered Offering). The Placement Agent Warrants will have substantially the same terms and conditions as the Warrants, except that the Placement Agent Warrants will have a term of five years from the commencement of sales in the Offering and an exercise price of $0.22 per share.

None of the issuance of the Warrants or the Placement Agent Warrants, or the Warrant Shares and the Placement Agent Warrant Shares issuable upon exercise thereof, as applicable, are registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering. The Company is required to file a registration statement providing for the resale of the Warrant Shares by June 19, 2024.

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Until thirty (30) days after the after the closing of the Registered Offering, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, other than the prospectus supplement for the Registered Offering, the filing of a registration statement or any amendment thereto with respect to the Warrant Shares, filing any prospectus supplement or any amendment or supplement thereto with respect to the Sales Agreement (as defined below) (but not any drawdowns thereunder) or filing. In addition, until the one (1) year anniversary after the after the closing of the Registered Offering, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a variable rate transaction, subject to certain exceptions.

The Shares are offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-279035), including a base prospectus contained therein, dated May 8, 2024, as supplemented by a prospectus supplement, dated May 20, 2024, relating to the Registered Offering. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by the Company against certain liabilities of the Investors.

Although on May 17, 2024 the Company filed a prospectus supplement relating to the sale of shares of Common Stock having an aggregate offering price of up to $2,098,000 from time to time through H.C. Wainwright & Co., LLC, acting as sales agent, pursuant to an At The Market Offering Agreement dated May 17, 2024 (the “Sales Agreement”), the Company has not sold any securities pursuant to the Sales Agreement. The Company will not make any sales pursuant to the Sales Agreement unless and until a new prospectus supplement is filed.

The legal opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the Shares in the Registered Offering is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and the Shares cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer of the Shares will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the forms of Purchase Agreement, Warrant, and Placement Agent Warrant attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01 Other Events.

On May 21, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Press Release dated May 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	May 22, 2024	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)